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                                                                Exhibit (j)(1)


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 22, 1999, on the October 31, 1999 financial statements of The FBR Family of Funds, included in the previously filed Form N-SAR dated December 29, 1999, and to all references to our Firm included in or made part of this Post-Effective Amendment No. 10 to the Registration Statement File No. 333-05675.



                                                      /s/ Arthur Andersen LLP


Vienna, VA
February 24, 2000